Exhibit 21

SUBSIDIARIES OF FEDEX CORPORATION

The following is a list of subsidiaries of FedEx Corporation as of May 31, 2020. Pursuant to Item 601(b)(21) of Regulation S-K, we have omitted some subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of May 31, 2020 under Rule 1-02(w) of Regulation S-X. FedEx Corporation owns, directly or indirectly, 100% of the voting securities of each of the listed subsidiaries.

NAME OF SUBSIDIARY	Jurisdiction of INCORPORATION or Organization
Capital Returns, Inc.	Wisconsin
Controlled Opportunity and Risk Insurance Company	Tennessee
Easymall B.V.	The Netherlands
FCJI, Inc.	Ohio
Federal Express (Australia) Pty Ltd	Australia
Federal Express Canada Corporation	Nova Scotia
Federal Express Canada Holding C.V.	The Netherlands
Federal Express (China) Company Limited	The Netherlands
Federal Express Corporation	Delaware
Federal Express Europe, Inc.	Delaware
Federal Express Holdings (Mexico) y Compania S.N.C. de C.V.	Mexico
Federal Express Holding (Netherlands) C.V.	The Netherlands
Federal Express Holdings S.A., LLC	Delaware
Federal Express Holding US 1, LLC	Delaware
Federal Express Holding US 2, LLC	Delaware
Federal Express Holding US 3, LLC	Delaware
Federal Express Holding US 4, LLC	Delaware
Federal Express Holding US 5, LLC	Delaware
Federal Express Holding US 7, LLC	Delaware
Federal Express Holding US 8, LLC	Delaware
Federal Express (Hong Kong) Holding C.V.	The Netherlands
Federal Express (Hong Kong) Limited	Hong Kong
Federal Express International Financing (Netherlands) C.V.	The Netherlands
Federal Express International (France) SNC	France
Federal Express International, Inc.	Delaware
Federal Express International (Netherlands) C.V.	The Netherlands
Federal Express Japan G.K.	Japan
Federal Express Korea LLC	Korea
Federal Express Leasing Corporation	Delaware
Federal Express Netherlands I C.V.	The Netherlands
Federal Express Netherlands II C.V.	The Netherlands
Federal Express Pacific, LLC	Delaware
Federal Express (Singapore) Pte. Ltd.	Singapore
FedEx Acquisition B.V.	The Netherlands
Fedex Brasil Logistica e Transporte Ltda.	Brazil
FedEx Corporate Services, Inc.	Delaware
FedEx Cross Border Technologies, Inc.	Delaware
FedEx Custom Critical, Inc.	Ohio
FedEx de México, S. de R.L. de C.V.	Mexico
FedEx Express Belgium International BVBA	Belgium
FedEx Express Belgium SPRL	Belgium
FedEx Express Chile SpA	Chile
FedEx Express FR SAS	France
FedEx Express Germany GmbH	Germany

NAME OF SUBSIDIARY	Jurisdiction of INCORPORATION or Organization
FedEx Express Global Holdings C.V.	The Netherlands
FedEx Express Hungary Kft.	Hungary
FedEx Express International B.V.	The Netherlands
FedEx Express Italy S.r.l.	Italy
FedEx Express Netherlands B.V.	The Netherlands
FedEx Express New Zealand	New Zealand
FedEx Express Servicios de Capital Humano S. de R.L. de C.V.	Mexico
FedEx Express South Africa (Pty) Ltd	South Africa
FedEx Express Switzerland Sarl	Switzerland
FedEx Express Transportation & Supply Chain Services (India) Pvt. Ltd.	India
FedEx Freight Canada, Corp.	Nova Scotia
FedEx Freight Corporation	Delaware
FedEx Freight, Inc.	Arkansas
FedEx Ground Package System, Inc.	Delaware
FedEx Ground Package System, Ltd.	Wyoming
FedEx Logistics, Inc.	Delaware
FedEx Luxembourg S.à r.l.	Luxembourg
FedEx Office and Print Services, Inc.	Texas
FedEx Office Canada Corporation	Nova Scotia
FedEx Supply Chain Distribution System, Inc.	Pennsylvania
FedEx Supply Chain Holdings, Inc.	Nevada
FedEx Trade Networks Trade Services, LLC	Delaware
FedEx Trade Networks Transport & Brokerage (Canada), Inc.	Canada
FedEx Trade Networks Transport & Brokerage (Hong Kong) Limited	Hong Kong
FedEx Trade Networks Transport & Brokerage, Inc.	New York
FedEx Trade Networks Transport & Brokerage Private Limited	India
FedEx Transport System GmbH	Germany
FedEx UK Holdings Limited	England and Wales
FedEx UK Limited	England and Wales
GD Insurance Company DAC	Ireland
GENCO Infrastructure Solutions, Inc.	Delaware
GENCO Marketplace, Inc.	Pennsylvania
TNT Australia Pty. Limited	Australia
TNT Danmark ApS	Denmark
TNT Express (Belgium) BVBA	Belgium
TNT Express Beteiligungsgesellschaft mbH	Germany
TNT Express B.V.	The Netherlands
TNT Express GmbH	Germany
TNT Express Holdings B.V.	The Netherlands
TNT Express Holdings Germany GmbH	Germany
TNT Express ICS Limited	United Kingdom
TNT Express (Ireland) Limited	Ireland
TNT Express Nederland B.V.	The Netherlands
TNT Express Road Network B.V.	The Netherlands
TNT Express Worldwide B.V.	The Netherlands
TNT Express Worldwide (China) Limited	China
TNT Express Worldwide (Euro Hub) SPRL	Belgium
TNT Express Worldwide (HK) Limited	Hong Kong
TNT Express Worldwide Investments Limited	United Kingdom
TNT Express Worldwide (Japan) G.K.	Japan
TNT Express Worldwide (M) Sdn Bhd	Malaysia
TNT Express Worldwide (Poland) Sp. z.o.o.	Poland
TNT Express Worldwide (Portugal) Transitarios, Transportes e Servicos Complementares, Unipessoal, Lda	Portugal

NAME OF SUBSIDIARY	Jurisdiction of INCORPORATION or Organization
TNT Express Worldwide (Singapore) Private Limited	Singapore
TNT Express Worldwide (Spain), S.L.	Spain
TNT Express Worldwide, spol s.r.o	Czech Republic
TNT Finance B.V.	The Netherlands
TNT Global Express S.R.L.	Italy
TNT GRS 2008 Limited	United Kingdom
TNT Grundstucksgesellschaft mbH & Co. KG	Germany
TNT (H.K.) Limited	Hong Kong
TNT Holdings B.V.	The Netherlands
TNT Holdings (Deutschland) GmbH	Germany
TNT Holdings Luxembourg S.a.r.l.	Luxembourg
TNT Holdings (UK) Limited	United Kingdom
TNT India Private Limited	India
TNT International Express Tasimacilik Ticaret Limited Sirketi	Turkey
TNT Mercurio Cargas e Encomendas Expressas Ltda.	Brazil
TNT Nederland B.V.	The Netherlands
TNT Skypack Finance B.V.	The Netherlands
TNT Skypak (Hellas) Limited	Greece
TNT Suomi Oy	Finland
TNT Sverige Aktiebolag	Sweden
TNT Swiss Post GmbH	Switzerland
TNT Transport International B.V.	The Netherlands
TNT Transport Limited	United Kingdom
TNT (UAE) LLC	United Arab Emirates
FedEx Express UK Transportation Limited	United Kingdom
TNT USA, LLC	Delaware
World Tariff, Limited	California